Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of November 28, 2022 (the “Effective Date”) by and among Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act; and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) shares of Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), having the relative rights, preferences, limitations and powers set forth in the Certificate of Designations, Preferences and Rights of Series E Convertible Non-Redeemable Preferred Stock of Kala Pharmaceuticals, Inc. in the form attached hereto as Exhibit A (the “Certificate of Designations”), and (ii) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Authorization of Securities.
1.01The Company has authorized the sale and issuance of shares of Series E Preferred Stock and Common Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Series E Preferred Stock and Common Stock sold hereunder at the Closings (as defined below) shall be referred to as the “Securities.”
SECTION 2. Sale and Purchase of the Securities.
2.01First Closing Securities. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, that number of shares of Series E Preferred Stock and Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “First Closing” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers, for aggregate gross proceeds of $5,999,624.75, each share of Series E Preferred Stock being issued and sold for a purchase price of $575.00 per share and each share of Common Stock being issued and sold for a purchase price of $5.75 per share.

2.02Second Closing Securities. Upon the terms and subject to the conditions herein contained and subject to adjustment for any stock splits, recapitalizations and other similar events occurring after the First Closing (as defined below), the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company at the Second Closing, that number of shares of Series E Preferred Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Second Closing,” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers, for aggregate gross proceeds of $24,999,850.00, each share of Series E Preferred Stock being issued and sold for a purchase price of $575.00 per share.
2.03At or prior to each Closing, each Purchaser will pay the applicable purchase price set forth opposite such Purchaser’s name on the Schedule of Purchasers by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing.
2.04If any Purchaser fails to purchase all of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers at the applicable Closing (such Purchaser, a “Failing Purchaser”), then, (i) in the case of such failure at the First Closing, effective immediately upon such First Closing, such Failing Purchaser’s right to purchase Securities in the Second Closing (as defined below) shall terminate and be of no further effect and (ii) in the case of any such failure, effective immediately upon the Closing at which such Purchaser failed to purchase such Securities, such Failing Purchaser’s rights under Section 6.06, 6.07, 6.08 and 6.09 shall terminate and be of no further effect.
SECTION 3. Closings.
3.01Subject to the satisfaction of the closing conditions set forth in Section 7, the closing with respect to the transactions contemplated in Section 2.01 hereof (the “First Closing”), shall take place remotely via exchange of executed documents and funds on the third Business Day (as defined below) after the date hereof (the “First Closing Date”), or at such other time and place as the Company may designate by notice to the Purchasers.
3.02Subject to the satisfaction of the closing conditions set forth in Section 7, the closing with respect to the transaction contemplated in Section 2.02 hereof (the “Second Closing” and, together with the First Closing, the “Closings” and each a “Closing”), shall take place, if at all, remotely via exchange of executed documents and funds on a date determined by the Company (the “Second Closing Date” and, together with the First Closing Date, the “Closing Dates” and each a “Closing Date”) that is no more than thirty (30) days after the achievement of the Second Closing Milestone (as defined below) and not less than three (3) Business Days after the Company provides each Purchaser with written notice of the achievement of the Second Closing Milestone and the date of the Second Closing Date (which date shall be at least three (3) Business Days after the date of such notice). For purposes hereof, the “Second Closing Milestone” shall be deemed to have been achieved upon the certification by the Chief Executive Officer of the Company that the U.S. Food and Drug Administration (the “FDA”) has accepted the Company’s Investigational New Drug Application for KPI-012 in a rare ocular surface disease provided such acceptance is achieved on or before March 31, 2023.

SECTION 4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of each Closing Date:
4.01Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.02Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.
4.03Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
4.04Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Securities. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.
4.05No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Securities has not been solicited by or through anyone other than the Company.
4.06Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur. Such Purchaser further acknowledges that there is no trading market for the Series E Preferred Stock.
4.07Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the 1933 Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.
4.08Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports (as defined below), which serve to qualify certain of the Company representations set forth below.
4.09Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. Each Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may be notated with one or more legends required by the federal securities laws or the securities laws of any state, in each case, to the extent such laws are applicable to the Securities represented by the certificate, instrument or book-entry so legended, including as provided in Section 9.01.
4.10Short Sales. Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering, the Purchaser has not engaged in any short sales (as defined in Rule 200 of Regulation SHO under the 1934 Act (“Short Sales”)) or similar transactions with respect to the Common Stock or any securities exchangeable or convertible for Common Stock, nor has the Purchaser, directly or indirectly, caused any person to engage in any Short Sales or similar transactions with respect to the Common Stock.
4.11Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
4.12Beneficial Ownership. The purchase by such Purchaser of the Securities issuable to it pursuant to this Agreement will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a

“group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each of the Closings shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closings (when added to any other securities of the Company that it or they then own or have the right to acquire), beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each Closing shall have occurred.
SECTION 5. Representations and Warranties by the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 and except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the 1934 Act (collectively, the “SEC Reports”), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and correct as of the Effective Date and will be true and correct as of each Closing Date:
5.01SEC Reports. The Company has timely filed all of the reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act since January 1, 2022. The SEC Reports, at the time they were filed with the Commission, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
5.02Independent Accountants. The accountants who certified the audited consolidated financial statements of the Company included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.
5.03Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements included or incorporated by reference in the SEC Reports since January 1, 2022, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of its operations and the changes in its cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.
5.04No Material Adverse Change in Business. Except as otherwise stated in the SEC Reports, since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Reports, (a) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business except as contemplated in this Agreement, which are material with respect to the Company and it subsidiaries considered as one enterprise and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
5.05Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as disclosed in the SEC Reports and to enter into and perform its obligations under this Agreement, except where the failure to be so qualified or in good standing or have such power or authority would not result in a Material Adverse Effect; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
5.06Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
5.07Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived.
5.08Validity. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.09Authorization and Description of Securities. Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the Series E Preferred Stock will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Upon the due conversion of the Series E Preferred Stock, the applicable Conversion Shares (as defined below) will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The shares of Common Stock to be purchased pursuant to this Agreement (the “Shares”) have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.
5.10Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, except, in the case of the Company’s subsidiaries, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the Conversion Shares) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of incorporation, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for such violations as would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
5.11Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
5.12Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
5.13Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except the filing of the Certificate of Designation, filings required by Nasdaq or under state securities laws, filings required pursuant to this Agreement and filings as have been already obtained.
5.14Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
5.15Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the SEC Reports or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Reports, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
5.16Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights, and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the SEC Reports and, to the knowledge of the Company, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has in any material respect infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, other than as described in the SEC Reports and except as would not, singly or in the aggregate have a Material Adverse Effect. As of the Effective Date, neither the Company nor any of its subsidiaries has received any written communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity, except as would not, singly or in the aggregate have a Material Adverse Effect. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps necessary to secure their interests in such material Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the SEC Reports, all Intellectual Property owned or exclusively licensed by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business), except those that would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property.
5.17Company IT Systems. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), except as would not, singly or in the aggregate, have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.
5.18Cybersecurity. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there has been no security breach or other compromise of or relating to the Company IT Systems; (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (C) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.
5.19Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances existing as of the date hereof that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
5.20Accounting Controls and Disclosure Controls. The Company and its subsidiaries have established systems of “internal control over financial reporting” (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
5.21Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.
5.22Payment of Taxes. The Company and its subsidiaries have filed all United States federal income tax returns required by law to be filed (taking into account any timely requested extensions thereof) through the Effective Date and all other material state, local and foreign tax returns required by law to be filed (taking into account any timely requested extensions thereof) through the Effective Date. The Company has paid all federal, state, local and foreign taxes due, except for taxes being contested in good faith and for which adequate reserves have been taken, and except as would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the SEC Reports, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of its respective properties or assets, in each case, except as would not have a Material Adverse Effect.
5.23ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for noncompliance that would not reasonably be expected to result in material liability to the Company; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; other than an increase solely attributable to (A) an increase in the number of employees covered by such Plans or (B) an increase arising from the renewal in the ordinary course of business of contracts with vendors, insurers, plan administrators or other similar service providers under which the benefits of such Plans are provided; or (y) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year.
5.24Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
5.25Investment Company Act. The Company is not and, immediately after giving effect to the issuance and sale of the Securities, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
5.26No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
5.27Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
5.28No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person (as defined below), to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.
5.29Regulatory Matters. Except as described in the SEC Reports, the Company and its subsidiaries (i) are, and at all times has been, in compliance with all statutes, rules and regulations of the FDA and other comparable federal, state, local or foreign governmental and regulatory authorities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except where such noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (the “Authorizations”). Neither the Company nor any of its subsidiaries has failed to file with the Regulatory Authorities (as defined below) any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the SEC Reports, except where such failure to file would not, singly or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.
5.30Research, Studies and Tests. The research, nonclinical and clinical studies and tests conducted by, or to the knowledge of the Company, or on behalf of the Company and its subsidiaries have been and, if still pending, are being conducted with reasonable care and in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such research, nonclinical and clinical studies and tests contained in the SEC Reports are accurate in all material respects and fairly present the data derived from such research, nonclinical and clinical studies and tests; the Company is not aware of any research, nonclinical or clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Reports when viewed in the context in which such results are described; and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notices or correspondence from any Governmental Entity that will require the termination, suspension or material modification of any research, nonclinical or clinical study or test conducted by or on behalf of the Company or its subsidiaries, as applicable.
5.31Private Placement. Neither the Company nor its subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the issuance of the Securities, including the issuance of the Conversion Shares, is exempt from registration under the 1933 Act.
5.32Registration Rights. Except as required pursuant to Section 8 of this Agreement and except as required by that certain Third Amended and Restated Registration Rights Agreement,

dated April 6, 2016, by and among the Company and the parties thereto, the Company is presently not under any obligation, and has not granted any rights, to register under the 1933 Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.
SECTION 6. Covenants.
6.01Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.
6.02Disclosure of Transactions and Other Material Information. Within the applicable period of time required by the 1934 Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the Agreement and the Certificate of Designations as exhibits to such filing (including all attachments, the “8-K Filing”). The Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on the draft of such 8-K Filing and any press release describing the terms and conditions of the transactions contemplated by this Agreement.
6.03Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses, except that the Company has agreed to reimburse the Purchasers in an amount of up to $100,000 for Purchasers’ reasonable legal fees at the time of the First Closing.
6.04Listing. The Company shall use its best efforts to take all steps necessary to (i) cause all of the Conversion Shares and Shares to be approved for listing on the Nasdaq Stock Market and (ii) maintain the listing of its Common Stock on the Nasdaq Stock Market.
6.05Reservation of Common Stock. The Company has reserved, and the Company shall continue to reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Conversion Shares pursuant to any conversion of the Series E Preferred Stock.
6.06Participation Rights.
(a)Non-Underwritten Offerings.
(i)If, during the period from the First Closing Date through and including the four (4) year anniversary of the First Closing Date (the “Participation Period”), the Company proposes to offer and sell any New Securities (as defined below) in an offering that is conducted pursuant to an exemption from registration under the 1933 Act, or in an offering that is registered under the 1933 Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with all applicable securities laws and regulations, each Purchaser shall have the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of New

Securities being offered for sale in such offering equal to their Pro Rata Share (as defined below) of the total amount of New Securities offered for sale in such offering.
(ii)If the Company proposes to conduct an offering with respect to which the Purchasers would have rights to purchase New Securities pursuant to this Section 6.06(a), the Company shall give written notice (the “Offer Notice”) to the Purchasers at least three (3) Business Days prior to the commencement of the offering of the New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number, type and material terms of such New Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such New Securities, (iv) each Purchaser’s Pro Rata Share and (v) the estimated date and time at which the Company expects to enter into a definitive agreement for the sale of the New Securities (the “Expected Sale Date”). If the information contained in the Offer Notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such Offer Notice only to the individuals identified on the Schedule of Purchasers and shall not communicate the information to anyone else acting on behalf of such Purchasers without the consent of such individuals.
(iii)If a Purchaser desires to exercise its rights under this Section 6.06(a) to participate in such offering, then such Purchaser must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the first (1st) Business Day prior to the Expected Sale Date set forth in the Offer Notice, stating the amount of such Purchaser’s elected participation. If the Company receives no such notice from such Purchaser within the time period set forth herein, such Purchaser shall be deemed to have notified the Company that it does not elect to purchase any New Securities in connection with such offering and the Company shall be free to sell such securities in the offering.
(b)Underwritten Offerings. If, during the Participation Period, the Company proposes to offer and sell any New Securities in a firm commitment underwritten offering registered under the 1933 Act, then, subject to compliance with all applicable securities laws and regulations, the Company will use its commercially reasonable efforts to cause the managing underwriter(s) of such offering to contact the Purchasers about potentially participating in such offering and to provide to the Purchasers, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the public in such offering, the opportunity to purchase that amount of New Securities being offered for sale in such offering equal to their respective Pro Rata Share of the total amount of New Securities offered for sale in such offering (excluding securities issuable to the underwriter(s) of the offering upon exercise of an overallotment or other option to purchase additional shares).
(c)General Terms Applicable to Participation Rights.
(i)Notwithstanding anything to the contrary in this Section 6.06 and unless otherwise agreed by the Purchasers, in the event the Company determines to abandon a proposed offering regarding which the Company or any underwriter have provided notice to the Purchasers pursuant to this Section 6.06, the Company shall, or shall cause the managing underwriter(s), to confirm such abandonment to the Purchasers in the same manner and on the same day as such abandonment is communicated to other potential investors. If, by the tenth

(10th) Business Day following delivery of notice of the offering to the Purchasers pursuant to this Section 6.06, no public disclosure regarding a transaction with respect to the applicable offering has been made, such offering shall be deemed to have been abandoned and the Purchasers shall be deemed to not be in possession of any material non-public information (as defined under the applicable securities laws) with respect to the proposed offering, unless the Company advises the Purchasers that the offering has not been abandoned. The Company understands and confirms that the Purchasers may rely on this Section 6.06(c)(i) when effecting transactions in securities of the Company.
(ii)Subject to compliance with all applicable securities laws and regulations, the Purchasers may apportion any New Securities to be purchased pursuant to their rights in this Section 6.06 in such proportion as they deem appropriate among themselves and any of their respective Affiliates (as defined below).
(iii)The rights of the Purchasers under this Section 6.06 to purchase securities in an offering will be conditioned upon the completion of such offering.
(iv)The rights of the Purchasers described in this Section 6.06 will terminate and be of no further force or effect upon the earliest to occur of the following: (i) such time as the Purchasers and/or their Affiliates cease to beneficially own (in the aggregate) shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock, without regard to the Beneficial Ownership Limitation) that represents at least 75% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events), (ii) such time as the Purchasers are offered the opportunity to participate in an offering pursuant to their rights under this Section 6.06 and the Purchasers and/or their Affiliates do not purchase at least 50% of their aggregate Pro Rata Share of the total amount of New Securities offered for sale in such offering and (iii) March 31, 2023, if the Second Closing Milestone has not occurred by such date.
(v)The Company and the Purchasers hereby acknowledge that nothing in this Section 6.06 constitutes an offer or the commitment by any Person (as defined below) to purchase any New Securities in any offering.
6.07Board Rights.
(a)The Purchasers shall have the right to require the Company to nominate and recommend at each Election Meeting (as defined below) the election of (i) one individual (the “First Designee”) to serve as a director on the Board of Directors of the Company (the “Board”) (A) at any time the Purchasers, together with their Affiliates, own in the aggregate at least 9.9% of the outstanding Common Stock of the Company and (B) for so long as the Purchasers, together with their Affiliates, beneficially own (in the aggregate) at least 50.0% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock without regard to the Beneficial Ownership Limitation) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events), (ii) two individuals (the “Second Designee”) to serve as directors on the Board (A) at any time the Purchasers, together with their Affiliates, own in the aggregate at least 15.0% of the outstanding Common Stock of the Company and (B) for so long as the Purchasers, together with their Affiliates, beneficially own (in the aggregate) at least 75.0% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock without regard to the Beneficial Ownership Limitation) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events) or (iii) three individuals (the “Third Designee” and, together with the First Designee and the Second Designee, the “Purchaser Designees” and each a “Purchaser Designee”) to serve as directors on the Board (A) at any time the Purchasers, together with their Affiliates, own at least 25.0% of the outstanding Common Stock of the Company and (B) for so long as the Purchasers, together with their Affiliates, beneficially own (in the aggregate) at least 75.0% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock without regard to the Beneficial Ownership Limitation) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events); provided that at such time as the Purchasers designate a Third Designee, at least one such Purchaser Designee must qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2) and be acceptable to the members of the Board who are not Purchaser Designees. Following any exercise of such rights by the Purchasers, which exercise shall be consistent with Section 1.10(b) of the Company’s Amended and Restated By-laws, the Company shall include such Purchaser Designee in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company at each annual or special meeting of the Company’s stockholders at which directors of the same class as such Purchaser Designee are to be elected and every adjournment or postponement thereof (an “Election Meeting”). The Company will recommend, support and solicit proxies for the election of such Purchaser Designee in the same manner as for all other Board members nominated for election at an Election Meeting. The Purchasers will provide to the Company, in writing, the information about such Purchaser Designee that is reasonably required by applicable law for inclusion in the Company’s proxy materials for Election Meetings promptly after the Company requests such information from the Purchasers, and will cause such Purchaser Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.
(b)For so long as the Purchasers’ rights under this Section 6.07 remain in effect, the Board will not create any “executive committee” of the Board, or delegate to any existing committee of the Board responsibilities substantially similar to those of an executive committee.
(c)Notwithstanding the provisions of Section 6.07(a), the Purchasers shall not be entitled to require the Company to nominate and recommend for election any individual as a Purchaser Designee if a majority of the disinterested members of the Board (or the nominating committee thereof) reasonably and in good faith determine, after consultation with the Company’s outside legal counsel and upon advice of such counsel, that such Person would not be qualified to serve as a director of the Company under any applicable law (including requirements of fiduciary duties under applicable law), rule or regulation, rule of the stock exchange on which the Common Stock is listed, the organizational documents of the Company, or any policy or guidelines previously approved by the Board, but only if a direct or indirect purpose of any such policy or guideline is not to obstruct the Purchasers’ right to designate an individual as a nominee to the Board or its rights under this Agreement. Notwithstanding anything set forth herein to the contrary, a person’s status as a director, officer, employee or affiliate of any Purchaser shall not cause such Person to be deemed not qualified to serve as a director of the Company, except as required by applicable law or regulation. In the event the Board (or the nominating committee thereof) does not accept a Purchaser Designee as a result of such Purchaser Designee failing to meet the requirements set forth in this Section 6.07(c), the Purchasers shall have the right to recommend an additional Purchaser Designee in accordance with Section 6.07(a). The Company shall notify the Purchasers of any objection to a Purchaser Designee pursuant to this Section 6.07(c) sufficiently in advance of the date on which the proxy materials related to any such designee are to be mailed by the Company in connection with such election of directors, and in no event less than the first Business Day after such determination by the Board, so as to enable the Purchasers to propose a replacement Purchaser Designee in accordance with the terms of this letter.
(d)Notwithstanding the foregoing, the rights of the Purchasers provided in this Section 6.07 shall at all times be subject to, and in compliance with, Nasdaq Listing Rule 5640.
(e)The Company agrees to purchase and maintain director insurance for the benefit of each Purchaser Designee on terms equivalent to the director insurance it provides to its other directors.
(f)The rights of the Purchasers described in this Section 6.07 will terminate and be of no further force or effect upon the earliest to occur of the following: (i) such time as the Purchasers and/or their Affiliates cease to beneficially own (in the aggregate) shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock, without regard to the Beneficial Ownership Limitation) that represents at least 50.0% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events) and (ii) March 31, 2023, if the Second Closing Milestone has not occurred by such date.
6.08Observer Rights.
(a)Subject to the limitations in Section 6.08(c), the Company shall invite up to two representatives of the Purchasers (the “Observers” and each an “Observer”), as designated by Purchasers holding a majority of the shares of Common Stock issued pursuant to this Agreement (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock without regard to the Beneficial Ownership Limitation) (the “Requisite Purchasers”), from time to time and reasonably acceptable to the Company, to attend and participate in all meetings of the Board and any committee thereof, in a nonvoting observer capacity. In this respect, the Company shall give each Observer (i) written notice of, agendas and participation details for such meetings and (ii) copies of all notices, minutes, consents, and other materials, in each case, that it provides to the members of the Board or any committee thereof, as applicable, at the same time and in the same manner as provided to such members; provided, however, that the Company reserves the right to withhold any information and to exclude an Observer from any meeting or portion thereof if the Board determines in good faith and based upon the advice of outside counsel that access to such information or attendance at such meeting could (x) adversely affect the attorney-client privilege between the Company and its counsel, (y) result in a conflict of interest or (z) adversely affect the Company’s ability to maintain any trade secret and such Observer is notified in advance, to the extent practical, of any such withholding or exclusion.
(b)With respect to each Observer, the Company’s obligations under this Section 6.08 are contingent upon such Observer’s (i) entering into a confidentiality agreement with the Company in a form reasonably satisfactory to the Company, (ii) agreeing, solely in such individual’s capacity as an Observer, to be bound by the Company’s insider trading and window policies then in effect and applicable to members of the Board and (iii) agreeing to hold in confidence and trust and act in a fiduciary manner with respect to all information received from the Company in his or her capacity as an Observer.
(c)At such time as there are (i) two or more Purchaser Designees on the Board, the Purchasers shall not have the right to designate any Observers pursuant to this Section 6.08, and (ii) one Purchaser Designee on the Board, the Purchasers shall have the right to designate only one Observer pursuant to this Section 6.08.
(d)The rights of the Purchasers described in this Section 6.08 will terminate and be of no further force or effect upon the earliest to occur of the following: (i) such time as the Purchasers and/or their Affiliates cease to beneficially own (in the aggregate) shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock, without regard to the Beneficial Ownership Limitation) that represents at least 50.0% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series E Preferred Stock) originally purchased by the Purchasers pursuant to this Agreement (as adjusted for stock splits, recapitalizations and other similar events) and (ii) March 31, 2023, if the Second Closing Milestone has not occurred by such date.
6.09Negative Covenants. Until the earlier of (i) the date on which less than 5.0% of the shares of the Series E Preferred Stock issued pursuant to this Agreement are outstanding or (ii) the occurrence of a Change of Control (as defined below) of the Company, the Company shall not do any of the following without the prior approval of Purchasers holding a majority of the shares of Series E Preferred Stock held by all Purchasers:
(a)issue or authorize the issuance of any equity security that is senior or pari passu to the Series E Preferred Stock with respect to liquidation preference as provided in the Certificate of Designation;
(b)incur any additional indebtedness for borrowed money in excess of $1,000,000, in the aggregate, outside the ordinary course of business (other than (i) interest accrued on the Company’s indebtedness, including interest paid-in-kind and (ii) the refinancing of the Company’s existing term debt and any additional debt provided to the Company in connection with any such refinancing); or

(c)pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

provided that if the Company seeks approval from the Purchasers for any of the foregoing and any Purchaser does not respond to such request within five (5) Business Days or any Purchaser elects not to receive the information required to consider such requested approval, the requirement for that Purchasers’ approval shall be deemed waived by such Purchaser solely with respect to the applicable approval being sought.

SECTION 7. Conditions of Parties’ Obligations.
7.01Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Requisite Purchasers in their absolute discretion.
(a)Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).
(b)Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.
(c)Opinion of Company Counsel. The Company shall have caused to be delivered to the Purchasers the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated as of the applicable Closing Date, in form and substance satisfactory to the Purchasers.
(d)Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 7.01(a) and 7.01(b) of this Agreement have been fulfilled.
(e)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Certificate of Incorporation, as amended, including the Certificate of Designations, of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.
(f)Listing Requirements. The shares of Common Stock (including the Conversion Shares) (i) shall be listed on the Nasdaq Stock Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Nasdaq Stock Market from trading on the Nasdaq Stock Market.
(g)Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.
7.02Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.
(a)Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).
(b)Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.
SECTION 8. Registration Rights. If at any time after the First Closing Date, the Purchasers determine, based on the totality of the circumstances, that they may be deemed to be “affiliates” of the Company within the meaning of Rule 144 of the 1933 Act, whether through the exercise of their board designation rights as provided in Section 6.07 or otherwise, the Company shall enter into the registration rights agreement with the Purchasers in the form attached hereto as Exhibit B.
SECTION 9. Transfer Restrictions; Restrictive Legend.
9.01Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities or Conversion Shares, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the 1933 Act. It is understood that the book-entry shares or certificates, as the case may be, evidencing the Securities and Conversion Shares may bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.02Legend Removal. Upon request of the Purchaser, and if such legend is no longer required under the 1933 Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate for any Conversion Shares or Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new certificate(s) representing such Conversion Shares or Shares that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to such Purchaser’s account. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from the Conversion Shares or the Shares, upon the earliest of (x) such time as the Conversion Shares or the Shares, as applicable, are subject to an effective registration statement covering the resale of such Conversion Shares or Shares and (y) following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Conversion Shares or Shares: (i) following any sale of such Conversion Shares or Shares pursuant to Rule 144, (ii) if such Conversion Shares or Shares are eligible for sale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto), or (iii) following the time a legend is no longer required with respect to such Conversion Shares or Shares. Certificates for Conversion Shares or Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. If a Purchaser effects a transfer of the Conversion Shares or Shares in accordance with this Section 9.02, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Additionally, if a Purchaser effects a conversion of the Series E Preferred Stock into Conversion Shares at a time when a legend is not required with respect to the Conversion Shares, such Conversion Shares shall be issued without the restrictive legends set forth in Section 9.1. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 9.1 is predicated upon the Company’s reliance that such Purchaser will sell any such Conversion Shares or Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
SECTION 10. Registration, Transfer and Substitution of Certificates for Securities.
10.01Stock Register; Ownership of Securities. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Securities and Conversion Shares. The Company may treat the person in whose name any of the Securities or Conversion Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities or Conversion Shares shall mean the person in whose name such shares are at the time registered on such register.

10.02Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Series E Preferred Stock, if any, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 10.01, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such shares of Series E Preferred Stock, of like tenor.
SECTION 11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

“1933 Act Regulations” means the rules and regulations promulgated under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations promulgated under the 1934 Act.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in the Certificate of Designations.

“Change of Control” means (i) any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment or (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as options or warrants to purchase such equity securities, or securities of any type whatsoever that are convertible or exchangeable into or exercisable for such equity securities, other than (i) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its subsidiaries, pursuant to any Company stock-based compensation plan or arrangement; (ii) any securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock and are outstanding as of the Effective Date or issued pursuant to this Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Effective Date or as provided in this Agreement; (iii) any securities issued by the Company as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity approved by the Board, (iv) any securities issued by the Company in connection with a transaction with an unaffiliated third party approved by the Board that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement with the Company) and (v) any securities issued by the Company to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board. For clarity New Securities does not include securities issued pursuant to any Company at-the-market offering facility or equity line.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or other legal entity.

“Pro Rata Share” means the percentage determined by dividing (A) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) collectively owned beneficially by such Purchasers immediately prior to the proposed offering without regard to the Beneficial Ownership Limitation by (B) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) and all shares reserved for future issuance pursuant to any equity incentive or similar plan) immediately prior to the proposed offering.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

SECTION 12. Miscellaneous.
12.01Waivers and Amendments. Upon the approval of the Company and the written consent of the Requisite Purchasers, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchasers.
12.02Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers.

If to the Company:

Kala Pharmaceuticals, Inc.
1167 Massachusetts Avenue
Arlington, Massachusetts 02476
Attention: Chief Executive Officer
E-mail: [**]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Stuart M. Falber
Scott Lunin
E-mail: stuart.falber@wilmerhale.com
scott.lunin@wilmerhale.com

or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 12.02.

12.03Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

12.04Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other person.
12.05Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
12.06Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
12.07Survival. The representations and warranties of the Company and the Purchasers contained in Sections 4 and 5, and the agreements and covenants set forth in Sections 6, 8 and 12 shall survive the Closing in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
12.08Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
12.09Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

12.10Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

KALA PHARMACEUTICALS, INC.

By:/s/ Mark Iwicki
Name:Mark Iwicki
Title:Chief Executive Officer

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

667, L.P.

By:

BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:/s/ Scott Lessing
Name:Scott Lessing
Title:President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:

BAKER BROS. ADVISORS LP, management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:/s/ Scott Lessing
Name:Scott Lessing
Title:President

[Signature page to Securities Purchase Agreement]

SCHEDULE OF PURCHASERS

FIRST CLOSING:

		Series E Preferred Stock and Common Stock Purchased
Name and Address	Aggregate Purchase Price	Number of Shares of Series E Preferred Stock	Number of Shares of Common Stock
667, L.P. c/o Baker Brothers Investments 860 Washington St, 3rd Floor New York, NY 10014 Attention: Scott Lessing, President	$591,525.50	953	7,574
BAKER BROTHERS LIFE SCIENCES, L.P. c/o Baker Brothers Investments 860 Washington St, 3rd Floor New York, NY 10014 Attention: Scott Lessing, President	$5,408,099.25	8,713	69,239
Total:	$5,999,624.75	9,666	76,813

SECOND CLOSING:

		Series E Preferred Stock and Common Stock Purchased
Name and Address	Aggregate Purchase Price	Number of Shares of Series E Preferred Stock	Number of Shares of Common Stock
667, L.P. c/o Baker Brothers Investments 860 Washington St, 3rd Floor New York, NY 10014 Attention: Scott Lessing, President	$2,465,025.00	4,287	-
BAKER BROTHERS LIFE SCIENCES, L.P. c/o Baker Brothers Investments 860 Washington St, 3rd Floor New York, NY 10014 Attention: Scott Lessing, President	$22,534,825.00	39,191	-
Total:	$24,999,850.00	43,478	-

Exhibit A

CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF

SERIES E CONVERTIBLE NON-REDEEMABLE PREFERRED STOCK

OF

KALA PHARMACEUTICALS, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

KALA PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) on November 27, 2022:

RESOLVED, pursuant to authority expressly set forth in the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) designated as the Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Corporation is hereby authorized and the number of shares, powers, preferences, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series E Convertible Non-Redeemable Preferred Stock (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation, Preferences and Rights of Series E Convertible Non-Redeemable Preferred Stock (“Certificate of Designations”) is hereby approved as follows:

SECTION 1 Designation of Amount.

(a) 54,000 shares of Preferred Stock shall be, and hereby are, designated the “Series E Convertible Non-Redeemable Preferred Stock” (the “Series E Preferred Stock”), par value $0.001 per share.

(b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designations, the number of shares of Preferred Stock that are designated as Series E Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series E Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof, and shall become authorized but unissued shares of Preferred Stock and may not be reissued as shares of Series E Preferred Stock when the Corporation shall take such action as may be necessary to reduce the number of authorized shares of the Series E Preferred Stock and may be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

SECTION 2 Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Attribution Parties” shall have the meaning set forth in Section 6(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Board of Directors” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Bylaws” shall mean the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Certificate of Incorporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Corporation.

“Conversion Notice” shall have the meaning set forth in Section 6(e).

“Conversion Price” shall mean $5.75, subject to adjustment from time to time in accordance with Section 6(d).

“Conversion Time” shall have the meaning set forth in Section 6(e).

“Corporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“DGCL” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Exchange Act” shall have the meaning set forth in Section 6(c).

“Holder” means any holder of Series E Preferred Stock, all of such holders being the “Holders.”

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Participating Dividends” shall have the meaning set forth in Section 4.

“Permitted Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market (or any of their respective successors).

“person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Preferred Stock” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Reported Outstanding Share Number” shall have the meaning set forth in Section 6(c).

“Requisite Holders” shall mean the holders of at least a majority of the then outstanding shares of Series E Preferred Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series E Preferred Stock” shall have the meaning set forth in Section 1(a).

“Stated Value” shall mean the per share stated value for a share of Series E Preferred Stock of $575.00, subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event with respect to the Series E Preferred Stock.

SECTION 3 Voting Rights.

The Series E Preferred Stock is non-voting stock. Except as otherwise provided by the DGCL, other applicable law or as provided in this Certificate of Designations, the holders of Series E Preferred Stock shall not be entitled to vote (or render written consents) on any matter submitted for a vote of (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) holders of Common Stock.

SECTION 4 Dividends.

If the Board of Directors shall declare a dividend or other distribution payable upon the then outstanding shares of Common Stock, whether in cash, in kind or in other securities or property (other than dividends payable in shares of Common Stock), the holders of the outstanding shares of Series E Preferred Stock shall be entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series E Preferred Stock held by each holder thereof could be converted, without regard to any restrictions on conversion (including the Beneficial Ownership Limitation), in accordance with the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend (“Participating Dividends”). Participating Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

SECTION 5 Liquidation Preference.

(a) Ranking. The Series E Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series E Preferred Stock (“Junior Securities”); (iii) on parity with the Series E Preferred Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series E Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series E Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (each, a “Dissolution”).

(b) Distribution to Series E Preferred Stock and Parity Securities. Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon a Dissolution, each Holder shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount per share of Series E Preferred Stock held by such Holder equal to the greater of (i) the Stated Value, plus any dividends declared but unpaid on such share of Series E Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 6 (without regard to any restrictions on conversion (including the Beneficial Ownership Limitation)) immediately prior to such Dissolution. If, upon any such Dissolution, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series E Preferred Stock the amount required under the preceding sentence, the holders of Series E Preferred Stock and the holders of shares of Parity Securities shall share in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series E Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to such shares of Series E Preferred Stock and Parity Securities were paid in full. For the avoidance of any doubt, but without limiting the foregoing, neither a change in control of the Corporation, the merger or consolidation of the Corporation with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets shall, in and of itself, be deemed to constitute a Dissolution.

SECTION 6 Conversion Rights.

(a) General. Subject to and upon compliance with the provisions of this Section 6, each Holder shall be entitled, at its option, at any time and from time to time, to convert all or any such shares of Series E Preferred Stock into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the

Stated Value of such Series E Preferred Stock by (ii) the Conversion Price in effect at the Conversion Time (determined as provided in this Section 6).

(b) Fractions of Shares. Fractional shares of Common Stock may not be issued in connection with any conversion of the Series E Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(c) Conversion Limitations. Notwithstanding anything to the contrary contained herein, the Corporation shall not effect any conversion of the Series E Preferred Stock, and no Holder of the Series E Preferred Stock shall have the right to convert any portion of the Series E Preferred Stock, and any such conversion shall be null and void ab initio and treated as if the conversion had not been made, to the extent that immediately prior to or following such conversion, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, in excess of 9.99% (the “Beneficial Ownership Limitation”) of the Corporation’s Common Stock that would be issued and outstanding following such conversion. For purposes of calculating beneficial ownership for determining whether the Beneficial Ownership Limitation is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series E Preferred Stock held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants), in each case, that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. It is being acknowledged by each Holder that the Corporation is not representing to the Holder that the calculation of such Holder’s beneficial ownership is in compliance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and that each Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder of the Series E Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (i) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of a Holder, the Corporation shall within two (2) Business Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Corporation the number of shares of Common Stock that it, together with the Attribution Parties, holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting a Conversion Notice for the relevant number of shares of Series E Preferred Stock. If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 6(c), to exceed the Beneficial Ownership Limitation, the Holder must notify the Corporation of a reduced number of conversion shares to be issued pursuant to such Conversion Notice. To the extent that the limitation contained in this Section 6(c) applies, the Corporation shall be entitled to rely on representations made to it by the Holder with respect to the beneficial ownership of the Holder, together with the Attribution Parties, and the Corporation shall have no obligation to verify or confirm the accuracy of such representations. By written notice to the Corporation, a Holder of the Series E Preferred Stock may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, (ii) any such increase or decrease shall not negatively affect any partial conversion effected prior to the effectiveness of such increase or decrease and (iii) any such increase or decrease will apply only to the Holder submitting the written notice and not to any other Holder of Series E Preferred Stock. For purposes of this Section 6(c), the term “Attribution Parties” means, collectively, the following persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Holder or any Attribution Parties and (iii) any other persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation. In accordance with the applicable listing standards, the restrictions set forth in this Section 6(c) will apply at any time when the Series E Preferred Stock is outstanding, regardless of whether the Corporation then has a class of securities listed on a Permitted Exchange. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(d) Adjustments to Conversion Price.

(i) Upon Subdivisions. If, at any time after the date the first share of Series E Preferred Stock was issued, the number of shares of Common Stock outstanding is increased by a subdivision of shares of Common Stock, then, following the record date for the determination of holders of Common Stock affected by such subdivision, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of Series E Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii) Upon Combinations. If, at any time after the date the first share of Series E Preferred Stock was issued, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price in effect immediately before such combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(iii) Stock Dividends. If, at any time after the date the first share of Series E Preferred Stock was issued, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(d)(iii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series E Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

(iv) Reorganization, Reclassification, Merger or Consolidation. If at any time or from time to time there shall be a reorganization, recapitalization, reclassification, merger or consolidation involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or property (other than a subdivision or combination provided for elsewhere in this Section 6), then, as a part of such reorganization, recapitalization, reclassification, merger, or consolidation, provision shall be made so that holders of Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the kind and amount of shares of stock, cash or other property to which such holder would have been entitled if such holder had converted its shares of Series E Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, recapitalization, reclassification, merger or consolidation, to the end that the provisions of this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price then in effect for the Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series E Preferred Stock shall, (i) provide written notice (a “Conversion Notice”) to the Corporation at any office or agency of the Corporation maintained for such purpose, that the Holder elects to convert all such shares of Series E Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted and (ii) if such Holder’s shares are certificated, surrender the certificate evidencing such share of Series E Preferred Stock, duly endorsed or assigned to the Corporation in blank, at such office or agency. The Conversion Notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the shares of Common Stock to be issued. Series E Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares of Series E Preferred Stock for conversion in accordance with the foregoing provisions (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such Conversion Time. As promptly as practicable on or after the Conversion Time, the Corporation shall (i) issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion (or a notice of such issuance if uncertificated shares are issued) and (ii) pay all declared but unpaid dividends on the shares of Series E Preferred Stock converted. In the case of any certificate evidencing shares of Series E Preferred Stock that is converted in part only, upon such conversion the Corporation shall also execute and deliver a new certificate evidencing the number of shares of Series E Preferred Stock that are not converted (or a notice of such issuance if uncertificated shares are issued).

(f) Effect of Conversion. All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.

(g) Notice of Adjustment of Conversion Price. Whenever the provisions of Section 6(d) require that the Conversion Price be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(d) and shall prepare a certificate signed by the Corporation’s chief executive officer or chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series E Preferred Stock and mailed by the Corporation at its expense to all holders of Series E Preferred Stock at their last addresses as they shall appear in the stock register.

(h) Corporation to Reserve Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series E Preferred Stock, the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series E Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(i) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series E Preferred Stock to be converted (nor shall the Corporation be responsible for any other taxes payable by the holders of the Series E Preferred Stock), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7 Waiver. Notwithstanding anything to the contrary herein, any provisions of this Certificate of Designation may be waived on behalf of all of the holders of Series E Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed by its Chief Executive Officer, this ____ day of November 2022.

By:
	Name:	Mark Iwicki
	Title:	Chief Executive Officer

Exhibit B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [DATE] by and between Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions

1.1.Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)“Block Trade” shall mean an offering of Registrable Securities which requires both the Investors and the Company to enter into a sale agreement and is limited in scope of selling efforts as compared to an Underwritten Offering.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(e)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f)“Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(g)“Other Securities” shall mean securities of the Company, other than Registrable Securities (as defined below).

(h)“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(i)“Registrable Securities” shall mean the shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by any of the Investors. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investors pursuant to Rule 144 (or other similar rule); (iii) at any time after any of the Investors become an affiliate of the Company, such Registrable Securities may be resold by the Investor holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) ten (10) years after the date of this Agreement. For purposes of this definition, in order to determine whether an Investor is an “affiliate” (as such term is defined and used in Rule 144, and including for determining whether volume or manner of sale limitations of Rule 144 apply) the parties will assume that all convertible securities (whether equity, debt or otherwise) have been converted into Common Stock.

(j)The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(k)“Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) in connection with the preparation and filing of the Resale Registration Shelf (as defined below), and up to $50,000 of reasonable legal expenses of one special counsel for the Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per Underwritten Offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(l)“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(m)“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(n)“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(o)“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel (except as provided in the definition of “Registration Expenses”) and any other advisors any of the Investors engage and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

(p)“Underwritten Offering” shall mean a public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any similar or successor form) which requires the Investors and the Company to enter into an underwriting agreement.

Section 2.
Resale Registration Rights

2.1.Resale Registration Rights.

(a)Following demand by any Investor the Company shall file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”), and the Company shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand. Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Investors under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the SEC shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Investors that have not previously been registered under the Securities Act for resale by the Investors pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective by the Commission and the prospectus contained therein is available for use by the Investors. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

(b)The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of Registrable Securities. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c)Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 2.1(a):

(i)if the Company has and maintains an effective Registration Statement on Form S-3ASR that provides for the resale of an unlimited number of securities by selling stockholders (a “Company Registration Shelf”);

(ii)during the period forty-five (45) days prior to the Company’s good faith estimate of the date of filing of a Company Registration Shelf; or

(iii)if the Company has caused a Registration Statement to become effective pursuant to this Section 2.1 during the prior twelve (12) month period.

(d)If the Company has a Company Registration Shelf in place at any time in which the Investors make a demand pursuant to Section 2.1(a), the Company shall file with the Commission, as promptly as practicable, and in any event within fifteen (15) business days after such demand, a “final” prospectus supplement to its Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”); provided, however, that the Company shall not be obligated to file more than one Prospectus pursuant to this Section 2.1(d) in any six month period to add additional Registrable Securities to the Company Registration Shelf that were acquired by the Investors other than directly from the Company or in an underwritten public offering by the Company. The Prospectus shall include the information required under Item 507 of Regulation S-K of the Securities Act, which information shall be provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.

(e)Deferral and Suspension. At any time after being obligated pursuant to this Agreement to file a Resale Registration Shelf or Prospectus, or after any Resale Registration Shelf has become effective or a Prospectus is filed with the Commission, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investors with a certificate signed by the Principal Executive Officer or Principal Financial Officer of the Company stating that in the good faith judgment of the Board, the filing or use of any such Resale Registration Shelf or Prospectus covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of such Resale Registration Shelf or Prospectus at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf or Prospectus for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investors of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(e) more than once in any twelve-month period. In the case of the suspension of use of any effective Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of such Resale Registration Shelf or Prospectus may be resumed. In the case of a deferred Prospectus or Resale Registration Shelf filing, the Company shall provide prompt written notice to the Investors of (i) the Company’s decision to file or seek effectiveness of the Prospectus or Resale Registration Shelf, as the case may be, following such deferral and (ii) in the case of a Resale Registration Shelf, the effectiveness of such Resale Registration Shelf. In the case of either a suspension of use of, or deferred filing of, any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension or deferral, be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf, Company Registration Shelf or Prospectus.

(f)Other Securities. Subject to Section 2.2(e) below, any Resale Registration Shelf or Prospectus may include Other Securities, and may include securities of the Company being sold for the account of the Company; provided such Other Securities are excluded first from such Registration Statement (except as may be required pursuant to that certain Third Amended and Restated Registration Rights Agreement, dated April 6, 2016, by and among the Company and the parties thereto) in order to comply with any applicable laws or request from any Governmental Entity, Nasdaq or any applicable listing agency. For the avoidance of doubt, no Other Securities may be included in an Underwritten Offering pursuant to Section 2.2 without the consent of the Investors.

2.2.Sales and Underwritten Offerings of the Registrable Securities.

(a)Notwithstanding any provision contained herein to the contrary, the Investors, collectively, shall and subject to the limitations set forth in this Section 2.2, be permitted (i) one Underwritten Offering per calendar year, but no more than three Underwritten Offerings in total, and (ii) no more than two Underwritten Offerings and/or Block Trades in any twelve-month period, to effect the sale or distribution of Registrable Securities.

(b)If the Investors intend to effect an Underwritten Offering or Block Trade pursuant to a Resale Registration Shelf or Company Registration Shelf to sell or otherwise distribute Registrable Securities, they shall so advise the Company and provide as much notice to the Company as reasonably practicable (and, in either case, not less than fifteen (15) business days prior to the Investors’ request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).

(c)In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Investors shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d)In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an Underwritten Offering of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Investors (i) enter into an underwriting agreement in customary form with the underwriter or underwriters, (ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if (Y) the underwriting agreement proposed by the underwriter or underwriters contains representations, warranties or conditions that are not reasonable in light of the Company’s then-current business or (Z) the underwriter, underwriters or the Investors require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.

(e)If the total amount of securities to be sold in any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (subject in each case to the cutback provisions set forth in this Section 2.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the Underwritten Offering has been requested pursuant to Section 2.2(a) hereof, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (b) second, Registrable Securities requested to be included in such registration by the Investors shall be excluded. For the avoidance of doubt, no other person besides the Investors shall be entitled to participate in any Block Trade. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round down the number of shares allocated to any of the Investors to the nearest 100 shares.

2.3.Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

2.4.Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof. The Company shall use its reasonable best efforts, within the limits set forth in this Section 2.4, to:

(a)prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)in the event of an Underwritten Offering or Block Trade, and subject to Section 2.2(d), enter into and perform its obligations under an underwriting agreement or Block Trade sale agreement, in usual and customary form (including any “lock-ups” on behalf of the Company and its directors and officers), with the managing underwriter of such offering and take such other usual and customary action as the Investors may reasonably request in order to facilitate the disposition of such Registrable Securities;

(e)notify the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)if requested by an Investor, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities, within two business days following such request;

(h)cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an Underwritten Offering or Block Trade, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.5.The Investors Obligations.

(a)Discontinuance of Distribution. The Investors agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.4(e) hereof, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investors’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).

(b)Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

(c)Notification of Sale of Registrable Securities. The Investors covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

2.6.Indemnification.

(a)To the extent permitted by law, the Company shall indemnify the Investors, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Investor and each Person controlling the Investors, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investors, each such underwriter, and each Person who controls the Investors or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.5 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors, such underwriter, or such controlling Person and stated to be for use therein.

(b)To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.5 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.

(c)Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of indemnified party and the indemnifying party in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.6.

(d)If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.6(a) or Section 2.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering, or the Block Trade sale agreement, are in conflict with the foregoing provisions, the provisions in the underwriting agreement or Block Trade sale agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement or the Block Trade sale agreement and the foregoing provisions.

(f)The obligations of the Company and the Investors under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.7.Information. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not misleading. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in any Registration Statement if the Investors have not provided the information required by this Section 2.7 with respect to the Investors as a selling securityholder in such Registration Statement or any related prospectus.

2.8.Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the

Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.

2.9.Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would provide to such holder rights with respect to the registration of such securities under the Securities Act or the Exchange Act that would conflict with or adversely affect any of the rights provided to the Investors in this Section 2; it being understood and agreed that any subsequent agreement of the Company with any holder or prospective holder of any securities of the Company of the same class (or convertible into or exchange for securities of the same class) as the Registrable Securities granting such Person rights under this Section 2 equivalent to the rights of the Investors under this Section 2 will not be prohibited by the terms of this Section 2.9.

Section 3.
Miscellaneous

3.1.Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investors.

3.2.Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by email followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to the Investors:	At such Investor’s address as set forth on Schedule A hereto
If to the Company:	Kala Pharmaceuticals, Inc. 1167 Massachusetts Avenue Arlington, Massachusetts 02476

Attention: Chief Executive Officer E-mail: [ ]
with a copy (which shall not constitute notice) to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Stuart M. Falber Scott Lunin E-mail: [ ]

3.4.Governing Law; Jurisdiction; Venue; Jury Trial.

(a)This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investors shall be entitled to transfer Registrable Securities to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Company shall not consummate any recapitalization, merger, consolidation, reorganization or other similar transaction whereby stockholders of the Company receive (either directly, through an exchange, via dividend from the Company or otherwise) equity (the “Other Equity”) in any other entity (the “Other Entity”) with respect to Registrable Securities hereunder, unless prior to the consummation thereof, the Other Entity assumes, by written instrument, the obligations under this Agreement with respect to such Other Equity as if such Other Equity were Registrable Securities hereunder.

3.6.Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.Term and Termination. The Investors’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the Company’s obligations hereunder other than pursuant to Section 2.6 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

KALA PHARMACEUTICALS, INC.

By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

667, L.P.

By:

BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:

Scott L. Lessing

President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:

BAKER BROS. ADVISORS LP, management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:

Scott L. Lessing

President

Schedule A

The Investors

667, L.P.

BAKER BROTHERS LIFE SCIENCES, L.P.

To the above Investors:

Baker Brothers Investments
860 Washington Street
New York, NY 10014

Attn: Scott Lessing

Email: [ ]